UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 18, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Attachment I of this Form 8-K is the transcript of IBM’s Chief Financial Officer Mark Loughridge’s fourth quarter earnings presentation to securities analyst on Tuesday, January 18, 2005. Attachment II are the charts for such presentation. Attachment III is reconciliation and other information in connection with certain information in Attachment I. All of the information in Attachment III that relates to information that is filed in Attachment I (transcript) is hereby filed. All of the information in Attachment I (transcript) and Attachment II (charts) is hereby filed under this Item 2.02 except for the following information that is furnished but not filed.

Attachment I (Transcript)

The following statement from page 3: “but up 14 percent without the one-time pension settlement charge recorded in the third quarter.”

The following sentence from page 4: “In 2004, our return on invested capital increased to 29 percent, excluding our Global Financing business, and the one-time pension settlement charge booked in third quarter of this year.”

The following statement from page 10: “760 million without the impact of the one-time settlement charge.”

The following sentence from page 12: “Excluding this incremental funding, net cash provided from operations was up $1.5 billion.”

The following statement from page 13: “or 1.7 billion better before pension funding.”

The following sentence from page 16: “Even excluding that gain, the pre-tax margin was up 50 basis points sequentially, and 70 basis points year-to-year.”

Attachment II (Charts)

In the chart on page 3 titled “IBM FINANCIAL SUMMARY”, all the data in the column entitled “B/(W) Yr/Yr w/o Chg*” except for the data in the rows identified as “Revenue”, “@CC”, “GP%”, “Tax Rate” and “EPS”.

In the chart on page 8 titled “IBM EXPENSE SUMMARY”, the data in the column entitled “B/(W) Yr/Yr w/o Charge*” for the rows identified as “SG&A”, “Total Expense and Other Income”, and “E/R%”.

In the chart on page S-8 titled “RECONCILIATION TO NET CASH FROM OPERATIONS EXCLUDING GF RECEIVABLES, EXCLUDING PENSION FUNDING AND INCLUDING NET CAPITAL INVESTMENTS” the rows identified as “Net cash from Operations (Cont. Ops.), excl GF rec, excl Pension Funding, incl Net Capital Investments”, and “Net cash from Operations (Cont. Ops.), excl GF rec, excl Pension Funding”, including all the data in each such row.

2

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:January 18, 2005

	By:	/s/ Timothy S. Shaughnessy

(Timothy S. Shaughnessy)

Vice President and Controller

3

ATTACHMENT I

INTRODUCTION

Thanks and good afternoon.  I am Patricia Murphy, Vice President of Investor Relations for IBM.  Here with me this afternoon is Mark Loughridge, IBM’s Senior Vice President and Chief Financial Officer.  Thank you for joining us.

At this time, the opening page of the presentation should have automatically loaded, and you should be on Chart 1, the title page.

In roughly an hour, you will be able to link to the prepared remarks using a link found at the bottom of the presentation window.

Today’s presentation does not include an index page.  Any chart may be referenced at any time by utilizing the drop down toolbar at the bottom of your screen.

As always, a replay of this webcast will be available on our Investor Relations website by this time tomorrow.

As we did last quarter, we have received some questions from institutional investors.  We plan to post the questions, and answers, on our website for the benefit of all investors.  Look for this in a few days under the “Frequently Asked Questions” section of the investor website at ibm.com.  We also may address a couple of the most relevant questions in the Q&A at the end of this call.

This presentation includes certain non-GAAP financial measures, in an effort to provide additional information to investors.

All non-GAAP measures have been reconciled to their related GAAP measures in accordance with SEC rules.  You will find reconciliation charts at the end, and in the Form 8-K to be filed with the SEC immediately following this call.

Now, please click on the Next button and move to Chart 2.

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the company’s filing with the SEC.  Copies are available from the SEC, from the IBM web site, or from us in Investor Relations.

Please click again on the Next button for Chart 3.

Now, let me turn the call over to Mark Loughridge.

OPENING REMARKS

IBM again delivered strong results, reflecting the breadth and strength of our business model.

For the fourth quarter, we delivered $27.7 billion in revenue, which was up 7 percent as reported, and 3 percent at constant currency.

Our pre-tax income was $4.4 billion, up 13 percent over fourth quarter of last year.

We delivered $1.81 of earnings per share, which was a 16 percent improvement over last year’s fourth quarter.

Our cash flow performance and balance sheet remain strong.  Net Cash from Operations was $6.4 billion in the fourth quarter, excluding Global Financing Receivables.

2004 was a very good year for IBM, with continued share gains and strong financial performance.

For the full year, we delivered record revenues of $96.5 billion, up 8 percent year-to-year.

Pretax earnings were $12 billion, up 11 percent year-to-year, but up 14 percent without the one-time pension settlement charge recorded in the third quarter.

Earnings per share were $4.94.  Before the same one-time charge, earnings were $5.05, up 16 percent.  These results exceeded analysts’ expectations from the beginning of the year by 12 cents.

Net cash from operations, excluding Global Financing Receivables, was $12.9 billion, up over $250 million year-to-year.  We had record returns to shareholders through share buyback and dividends of $8.3 billion.  Even with this, we ended the year with $10.6 billion of cash on hand, and low debt levels for our non-financing business.

In 2004, our return on invested capital increased to 29 percent, excluding our Global Financing business, and the one-time pension settlement charge booked in third quarter of this year.

These results are consistent with our longer-term financial model objectives.

In 2004, the economic environment improved, shifting from a period of economic recovery to moderate expansion.  Customers initially focused on updating their infrastructure.  But it’s not just about infrastructure.  Several factors, including increasing complexity and globalization, are driving customers to transform their businesses.

To address these needs, this year we increased our focus on a growing market opportunity, Business Performance Transformation Services.  We are leveraging our industry expertise, advanced technologies, and economies of scale, to help customers transform their business processes.  We made substantial investments to expand our existing capabilities in four areas, Business Transformation Outsourcing, Engineering and Technology Services, Strategy and Change Consulting, and Business Performance Management Software.  In 2004, we generated over $3 billion of revenue in these four areas, up 45 percent over the previous year.

We continued to refocus our business on higher value segments of enterprise computing, providing technology and transformation services to improve clients’ businesses.

We completed 14 acquisitions, all in software and services, at an aggregate cost of over $2 billion.

And last month we announced that Lenovo would acquire IBM’s PC business.   A broad-based alliance with Lenovo will allow us to continue to provide end-to-end solutions to our clients.

Our business model, together with our solid execution, allowed us to post strong results for the year.

Now, if you’ll click on the Next button for Chart 4, we’ll get into our fourth quarter results, starting with Revenue.

REVENUE — BRAND

Total Revenue in the fourth quarter was up 7 percent year-to-year as reported, and up 3 percent at constant currency.

Revenue grew 18 percent sequentially from the third quarter to the fourth quarter, driven by more than 25 percent growth in both hardware and software.

Global Services, which is about half of IBM’s revenue was up 10 percent year-to-year as reported.

Both Strategic Outsourcing and Business Consulting Services delivered double-digit growth.

Hardware revenue was up 4 percent as reported.

Performance was mixed, with good growth in xSeries and pSeries, offset by declines in storage, iSeries and zSeries.

PC revenue, while up, was impacted by the pending sale of our business to Lenovo.

Software revenue grew 7 percent as reported, as customer demand continues to improve.

Global Financing revenue was down 10 percent as reported, driven primarily by a decline in used equipment sales.

Now let’s turn to Revenue by Geography, Chart 5.

REVENUE — GEOGRAPHIC

From a geographic perspective, Americas had the strongest growth at constant currency, led by the US and Latin America.

Asia Pacific growth rate was led by the ASEAN region.  China grew, though more moderately off of a very strong fourth quarter last year.  And Japan, which is about 60 percent of Asia Pacific’s revenue, was up slightly at constant currency.

Europe returned to modest growth without the benefit of currency.  This geography continues to lag in the economic recovery.

Of the major countries, UK, France and Spain grew, but Italy and Germany continued to decline year-to-year.

Across all of the geographies, we continued our pattern of very strong growth in emerging countries.  China, Russia, India and Brazil, together, grew over 25 percent in 2004, to over $4 billion.

Finally, our OEM revenue, which makes up 3 percent of IBM’s revenue, was up 10 percent year-to-year, due primarily to improved performance in our microelectronics business.

Now let’s turn to revenue by customer set, Chart 6.

REVENUE — INDUSTRY SECTOR

This chart reflects our five worldwide industry sectors, as well as our Small and Medium Business customers.  Our OEM business is excluded.

This is an important view of the business, because while we manage and report our results by brand and by geography, our go-to-market strategy is based on customer sets.

Our performance this quarter again reflects the fact that clients increasingly are recognizing the value of IBM’s unique industry-specific capabilities, and shifting from point-product sales to solutions.

This quarter:

•      The Financial Services sector grew seven percent, with all three industries contributing to the performance.

All geographies posted revenue gains, led by EMEA.  From a brand perspective, growth was led by pSeries and xSeries, along with strategic outsourcing and software.

For 2004, we had strong performance in emerging countries such as China and Brazil, as customers began to build out their infrastructures.  We are investing in solutions to address the transformation of branches, core systems, back office, and risk management.

•      Public Sector grew eight percent, with double-digit growth in government for the second consecutive quarter.

We are leveraging high-performance computing technologies, together with consulting capabilities, to help in the on demand transformation of government clients.

•      Industrial Sector grew 1 percent.

These customers continue to look for ways to improve efficiency, and to help drive innovation in their products and processes.

•      Distribution Sector growth of 8 percent was once again led by the retail industry.

Our retail solutions are gaining traction to help retailers to revolutionize the store, motivate shoppers and enhance merchandising capability.

We continue to invest in emerging technologies for the retail market.  And, with our win at AP Moeller and acquisitions of Maersk Data and DMdata, we have greatly increased IBM’s capabilities in serving clients in the transportation and logistics industry.

•      Communications Sector was up 10 percent.

Strong growth in Telecommunications industry was offset by Media & Entertainment and Utilities.  IBM extended its leading position in Telco, as we deliver solutions to address next-gen IP network, and improving customer care.  Key customer wins include Svyazinvest and Dun & Bradstreet.

•      Sales to our Small and Medium Businesses were up 7 percent.

The growth was driven by strong performance in xSeries and services.  We continue to capture the growing solutions opportunity through our more than 70 Express offerings, and through our over 260 ISV Advantage partners.

Now please click on the Next button for Chart 7, and we’ll discuss our gross profit.

GROSS PROFIT MARGIN

Gross profit margin in the fourth quarter was 39.2 percent, up 8 tenths of a point from last year’s fourth quarter.

Global Services gross profit margin was up 3 tenths of a point year-to-year, and also up sequentially.  The pre-tax segment margin improved over a point sequentially to 10.6 percent.

Hardware gross profit margin improved 2 points year-to-year, with improving margins in most product areas.

Software gross profit margin improved 2 tenths of a point year-to-year.

And Global Financing gross profit margin improved, though the business is more appropriately measured on Return on Equity.  This quarter, Global Financing’s Return on Equity was 30 percent.

I’ll have more on gross profit when I go into a discussion of the business units.

Now, turn to Chart 8, and we’ll review expense.

EXPENSE SUMMARY

Total Expense and Other Income grew 6 percent in the fourth quarter, as reported.

Since revenue was up 7 percent, total expense-to-revenue improved one tenth of a point.

This quarter, only two items that we traditionally report in our expense “roadmap” materially impacted earnings growth.

Retirement-related plans, both pension and health, were a year-to-year hurt of $150 million, about 6 cents a share.  For the full year, these plans hurt pre-tax earnings growth by $1.1 billion, 760 million without the impact of the one-time settlement charge.

Contributing to growth, our continued workforce rebalancing expense improved by $75 million.

Let me briefly comment on two other items, intellectual property income and accounts receivable provisions.

IP income was up $17 million from the fourth quarter of last year to $298 million.  There were no transactions over $100 million in the quarter.  Full year, our IP income was essentially flat year-to-year.

However, it is important to understand that technology leadership has strategic value beyond IP income.  IBM invests over $5 billion annually in research and development, which ultimately extends our technology and patent portfolio.

In 2004, IBM earned more US patents than any other company for the twelfth consecutive year.

And earlier this month IBM made an announcement that represents a shift in the way we manage and deploy our intellectual property portfolio.  We pledged 500 patents to open source developers.  This will encourage collaborative innovation, and drive the acceptance of open standards and interoperability.  We intend to remain a leader in generating IP, however we recognize the need for greater balance between proprietary and open innovation.

Our accounts receivable provisions decreased by $11 million in the quarter, and 72 million for the full year.  Our reserve coverage is 2.6 percent, a decrease of 3 tenths of a point since the end of 2003 reflecting improving economic conditions and improving credit quality of the Global Financing receivables portfolio.

Before I move on, let me comment on currency.

As you know, we have ongoing hedging programs that are intended to mitigate the volatility of currency on period results.  The impact of these hedging programs is principally reflected in Other Income and Expense, as well as cost of goods sold.

The supplemental chart at the end of the presentation benchmarks currency’s potential future impact on revenue, assuming Monday’s exchange rates.

Now let’s turn to Cash Flow, Chart 9.

CASH FLOW ANALYSIS

As I said at the beginning of the call, we had an outstanding year in cash generation.

This Cash Flow Analysis chart has one primary difference from the FAS 95 format which is included in our supplemental charts. It considers our Global Financing Receivables as an investment to generate profit, not as Working Capital that should be minimized for efficiency.

For 2004, Net Cash Provided from Operations, excluding the change in Global Financing Receivables, was $12.9 billion, up over $250 million from last year.

The principal drivers were better net income, continued focus on working capital management, and less restructuring payments, offset in part by additional pension funding in 2004.

Within working capital, receivables collections continue to improve.  Aged receivables also declined in all geographies.

Partially offsetting this, total inventory increased about $370 million year-to-year, while inventory full-year turns improved.  About 20 percent of the increase was driven by currency.  Most of the balance was attributable to new product transitions and the ramp up of our 300 millimeter fab.

This year we funded an additional $1.2 billion in pension contributions over last year.  Excluding this incremental funding, net cash provided from operations was up $1.5 billion.  I’ll come back to pension funding in a moment.

Turning to our use of cash for investments:

Net Capital Expenditures were $3.7 billion, down almost $200 million from last year, reflecting the cash investment of our partners in the microelectronics business.

Let me make a subtotal here since many investors look at cash flow after Capital Expenditures.  We generated $9.2 billion, over
$400 million better than last year or 1.7 billion better before pension funding.

Next, our Global Financing Receivables, net of changes in Global Financing Debt, was a source of over $700 million, due to continued decline in income generating assets.

Finally, net cash paid for acquisitions was $1.7 billion, $100 million less than 2003.  In the fourth quarter, we acquired Moeller Maersk’s IT Services business along with six other smaller acquisitions in software and services.

Finally, we returned $8.3 billion to investors, the highest level in our history.

Seven point one billion dollars of this was through share repurchase, which remains an important part of our financial model. With our strong cash performance we increased purchases in the fourth quarter.

We bought back almost 79 million shares in 2004, and average diluted shares for the full year stood at 1.71 billion, down 2.7 percent from a year ago.

We have $3.7 billion remaining from our last Board authorization.

And in 2004, we paid out $1.2 billion in dividends.

Before moving on to the balance sheet, let me turn to pensions.

Our US pension fund performed well in 2004.

Investments returned 13 percent.  Despite this strong performance, we will keep our expected long-term return at 8 percent for 2005.

We will reduce the discount rate to 5.75 percent, as interest rates fell from year-end 2003 levels.

The US plan would have been fully funded to ABO without a contribution.

In December, we capitalized on our strong cash position, and made a contribution of $700 million to increase funding levels in the US plan.  This provides more funding and investment flexibility in the future.

And based on our strong year-end cash position, we will make another contribution of $1.7 billion in January.

Looking forward, and accounting for the market’s performance in prior years, retirement-related plans will have a year-to-year impact on 2005 pre-tax earnings of about $1 billion.  This is $200 million higher than the amount we had previously discussed, with the difference due to change in assumptions, primarily discount rate, and currency impact on our non-US plans, partially offset by income generated by the pension contributions.

We have a number of actions underway to mitigate the full-year impact of retirement-related plans as part of our objective to deliver double-digit earnings per share growth.  I’ll comment on 2005 at the end of the discussion.

Based on current assumptions, the year-to-year pension impact will moderate in 2006, and have little impact by 2007.

Now, please turn to Chart 10, and we’ll discuss the Balance Sheet.

BALANCE SHEET

Our balance sheet grew even stronger in 2004.

Our year-end cash on hand of $10.6 billion was up over $2.9 billion, despite our increase in the share repurchase program, and our increased pension funding.

Ninety-seven percent of our total debt of $23 billion was driven by our Global Financing business, and Global Financing was leveraged at an appropriate 6.9 to 1.

The remaining non-financing debt level was about $600 million, 240 million higher than last year.

Debt-to-capital was well within acceptable levels at 2.2 percent.

Our Balance Sheet remains very strong and we are well positioned to capitalize on future opportunities and meet our cash needs.

Now, I want to provide some detail on individual businesses, starting with Global Services, Chart 11.

GLOBAL SERVICES

Global Services delivered record revenue of $12.6 billion, growing 10 percent as reported, with pretax income of $1.4 billion.

We continue to be selective in the contracts we pursue.  Signings for Services this quarter were $14.7 billion at spot rates, or $12.7 billion at constant currency.  We signed 13 deals larger than $100 million.

Including Strategic Outsourcing, BCS, ITS Services and Maintenance, the ending balance of our backlog is estimated at $111 billion, with our backlog erosion returning to lower levels.

Although signings and backlog declined in 2004, IGS improved its year-to-year revenue growth rate for the fourth straight quarter, excluding the benefit of currency.

This increase in IGS’ growth rates is due to the improving yield of its backlog and current signings.  The average duration of new contracts has shortened.  And we continue to drive additional revenue from our contract base through volumes and scope expansion.  We anticipate that these trends will continue into 2005.

Regarding profit, we improved the Global Services pre-tax margin sequentially by 1.1 points and year-to-year by 1.3 points to 10.6 percent. This includes 60 basis points from the gain on sale of our EDI business.  Even excluding that gain, the pre-tax margin was up 50 basis points sequentially, and 70 basis points year-to-year.

Now, let’s review the three major segments of Global Services.

Strategic Outsourcing, which was about 40 percent of Global Services, was up 12 percent.  Each geography continued year-to-year revenue growth with seven consecutive quarters of double-digit growth in EMEA, excluding the benefit of currency.  On a worldwide basis, prices remain stable.

Excluding maintenance, Integrated Technology Services was up 8 percent, helped by continued growth in our Business Continuity and Recovery Services.  Including maintenance, ITS was up 6 percent.

Business Consulting Services continued to improve its growth rate at constant currency for the fourth consecutive quarter.  As reported, BCS grew 12 percent year-to-year, with double-digit growth in both the Americas and AP, and high single-digit growth in EMEA.  Billing rates have improved in the Americas and parts of EMEA.

For both fourth quarter and the full year, BCS achieved its three initiatives to improve profitability. In 2004, we:

•      achieved a 4-point improvement in utilization,

•      reduced overhead structure by over 20 percent, and

•      improved our mix of labor between partner and practitioner.

Our Business Transformation Outsourcing revenue continues to show strong growth both sequentially and year-to-year.  BTO is one of the initial capabilities that we’ve leveraged to penetrate the new Business Performance Transformation Services opportunity.

This quarter we signed a BTO deal with Dun and Bradstreet.  IBM will manage a portion of D&B’s data acquisition and delivery, customer service and financial processes.  IBM will help D&B to improve its core information product and world-wide customer service — and reduce costs.  We’ll do that by applying global process expertise, advanced technologies and delivery scale.  This is not just about back office functions, and represents a new level of work for IBM’s Business Performance Transformation Services.

So in summary, Global Services:

improved revenue growth,

improved its segment pretax income margin, and

continued to make progress in our Business Performance

Transformation Services initiatives.

Now, click on the Next button to Chart 12, and we’ll turn to Hardware.

HARDWARE

Hardware, at $9.5 billion of revenue, grew 4 percent year-to-year in the quarter and 10 percent for the full year.

The Systems & Technology Group grew revenue 5 percent in the fourth quarter, 9 percent for the full year.  Our fourth quarter growth was driven by strength in our pSeries and xSeries servers.

zSeries had an impressive year, growing at 15 percent year-to-year.  Fourth quarter revenue declined 4 percent on MIPS growth of 6 percent.

Customers continue to add new workloads to this platform, taking advantage of its unmatched security, integration, and workload management capabilities as the centerpiece of their on-demand infrastructures.

This quarter the zSeries continued to deliver value beyond the data center, with strong shipments of the midrange z890.

Our pSeries UNIX server grew 15 percent year-to-year in the fourth quarter reflecting very strong customer acceptance of the POWER5 systems.  This is our third consecutive year of share gains.

The new pSeries high-end system started shipping in November and marked the completion of a top to bottom refresh of the pSeries in just four months.  The p595 exceeded three million transactions per minute, three times HP’s Itanium-based server record.

We also saw solid traction in our new OpenPower product line, the low cost Linux-only servers announced late in the third quarter.

In the four years since announcing POWER4, we have gained over 10 points of share.

iSeries revenue declined 9 percent year-to-year in the fourth quarter, however strong customer acceptance of our refreshed POWER5 iSeries drove sequential revenue growth of over 80 percent.

IBM’s xSeries server leadership continued with revenue growth of

25 percent year-to-year, the eleventh consecutive quarter of double-digit growth.  Full year growth was 24 percent, driven by solid performance in both High End and 1&2 Way Servers.  When the numbers become available, we expect to have at least matched Dell in share.

IBM Blade servers continued their momentum with year-to-year growth of 150 percent, both in the quarter and for the full year.

This quarter we saw significant demand for IBM’s new POWER Blade, which allows customers to run Windows, Linux and AIX on different servers in the BladeCenter.

IBM Total Storage had a difficult quarter, revenue declined 11 percent year-to-year.

Tape declined 3 percent year-to-year, but was up over 25 percent sequentially.

Total Disk was down 15 percent year-to-year as we transition to the new products.  These announcements have been well received by the market, and our expectations for volume shipments in the first quarter remain unchanged.

Our disk storage performance will rebound this quarter as we ship our new DS6000 and DS8000 in volume.

Technology OEM revenue grew 10 percent year-to-year in the fourth quarter.

In microelectronics 300 millimeter yields continue to improve.  Output from the fab increased 40 percent quarter-to-quarter, in line with expectations.

In November, IBM, Sony and Toshiba announced the first Cell processor-based workstation, a “super computer on a chip” based on Power Architecture, with multiple cores.

Our Engineering and Technology Services business grew 61 percent year-to-year in the fourth quarter.  Revenue for the full year grew over 90 percent.

Turning to our Personal Systems Group:

Full year revenue for the Personal Systems Group grew 12 percent however after three quarters of strong growth, revenue growth slowed to 2 percent.

We experienced some disruption due to the Lenovo announcement, which was made in the seasonally strongest month of the year.

For the fourth quarter, both gross and net profit margins for this segment improved, and the Personal Systems Group delivered $92 million of profit, an $83 million improvement over last year.

Click on the Next button to Chart 13, and we’ll turn to Software.

SOFTWARE

Software, at $4.5 billion, grew 7 percent year-to-year as reported.

Operating Systems were up one percent, while middleware grew 8 percent.

In the fourth quarter, we saw a continued recovery in Software demand.

Increasingly, customers are turning to established software companies as they build their underlying IT infrastructure.  This plays to IBM’s strength as the breadth and integration of our software portfolio is a key differentiating factor in the marketplace.

As a result, we saw an increase in revenue from our largest customers.

We believe we gained share in several key product segments, and held share in middleware overall.

We also improved gross margins this quarter by 1.7 points sequentially and 20 basis points year-to-year.

Now let’s turn to our individual brands:

The WebSphere family of software, the market leading application integration platform, grew 18 percent for the quarter.

Application Servers grew 33 percent, following the October announcement of our latest version which provides improved security and the integration of Web Services.  Customers continue to demand our high value offerings as well, with our Business Integration products growing 17 percent.

We continue to exceed the growth of our primary competitor in this marketplace.

Rational revenue grew 8 percent in the quarter, with growth across all product areas.

This quarter, we completed the acquisition of Systemcorp, which extends our Rational product suite with a portfolio and project management solution that handles the software development process.

Our Data Management software revenue grew 8 percent year-to-year.

DB2 database software grew 15 percent, driven by double-digit growth in both our host and distributed platforms.

DB2 distributed database was particularly strong, up 25 percent year-to-year.

Distributed Enterprise Content Management grew 31 percent.

Our database tools and IMS database revenue also grew, but at a lower rate.

Tivoli software was up 25 percent:

Tivoli Systems Management software grew 31 percent, with Candle exceeding our financial expectations.

Tivoli security software grew 9 percent on strength in the Identity Manager product.

Tivoli Storage software increased 19 percent on tighter integration with our storage hardware and related virtualization offerings.

Lotus software was up 5 percent for the quarter.

Domino products grew 2 percent for the quarter, driven by the Notes Messaging products.  Notes continues to add new licenses and retain customers.

In addition to these five key brands, Other Foundation Middleware, declined 2 percent for the quarter.  Our other middleware represents established, long-proven products that have provided the “foundation” of technology infrastructure in the industry for many years.  Examples include CICS and TPF.  Although we have seen declining revenue in this area, these products remain a viable and very profitable segment of our portfolio.

Finally, our momentum with Customer Solution development continues:

In December, we announced that we’re working with the New York Stock Exchange on a new order management and messaging system in support of the 1.6 billion shares traded daily.  IBM’s WebSphere, DB2 and Tivoli management software will act as the back-end engine room for the system, called TradeWorks, processing and directing the huge flow of transactions with high reliability.

So, overall, our Software business had a good quarter:

Gaining share in select product segments,

Improving both gross profit and operating margins, and

Strengthening its portfolio with strategic acquisitions of technology while enhancing our customer solutions.

Please click on the Next button to Chart 14, and I’ll wrap up.

CLOSING REMARKS

In 2004, IBM demonstrated that it could extend its leadership in a growth environment.  Our business model, with a combination of annuity and sales-based businesses, is designed to provide consistent performance and growth, in good times and in more challenging times.

We delivered revenue growth of 8 percent, earnings per share growth of 16 percent excluding the one-time pension charge, and excellent cash flow performance.

We gained share in many key areas.

We continued to shift our business to higher value segments of enterprise computing, through bold portfolio actions, and applying innovation and integration to help customers transform their businesses.

Our Business Performance Transformation Services grew 45 percent, and growth in emerging countries topped 25 percent.

We further extended our commitment to innovation – and open standards.

As we look forward, we remain confident in our longer-term model.  Our objective is to deliver double-digit earnings growth fueled by:

Revenue growth of mid-to-high-single digits;

Productivity driving margin improvement;

And, effective capital deployment for acquisitions and share buyback.

So consider the example of 5 percent revenue growth, which will drive 10 percent EPS growth.  Let me describe how our model delivers this.

First, at a stable and constant mix we get 5 points of EPS growth from revenue alone.  This revenue growth comes from new markets, new offerings, and share gains in existing markets.

Second, value & productivity will contribute three or more points.  We drive the 3 points of value and productivity with the same principles of on demand and end-to-end efficiency that we have implemented in our own integrated supply chain.

We get it by applying Business Performance Transformation Services to our own SG&A, and transforming our own processes to focus on the core.

We get it by constantly moving to the value space, away from commoditization and into new business areas such as BPTS and emerging countries.

And we get it by accelerating our ongoing strategy of globalization.

Third, share repurchase consistently contributes 2 points of EPS growth.

And, this model scales with revenue, as we get higher revenue growth we will deliver higher EPS growth.

For full year 2005, based on what we know now, and a steady IT environment and current currency rates, we could grow revenue without PC’s a point faster than the current Street average.  While we don’t expect you to adjust your models until the sale of our PC business is complete, we think it is appropriate to focus on IBM’s top line growth without the PC business going forward.

Looking at 2005 average earnings per share estimates, if you increase estimates for the 5 cent fourth quarter overachievement, the resulting growth rate of 11 percent is consistent with our longer-term model.  We think these estimates are reasonable.  It would also be reasonable to assume consistent earnings per share growth throughout the year, resulting in an EPS distribution similar to that in 2004.

Stepping back, recognize that this requires us to overcome the billion dollar year-to-year pension impact.  We are taking further actions to overcome this pension impact and drive strong operational results, actions such as divesting the PC business to rebalance our portfolio, redesigning our equity program with premium priced options, and globalizing our business, over the course of the year.

Before the year-to-year impact from pension, based on these estimates, our 2005 earnings would be up over 18 percent year-to-year.

Now Patricia and I will take your questions.

CLOSING

Thanks, Mark.

Before we begin the Q&A let me comment on two items.

First, we have a few supplemental charts that were not part of Mark’s prepared remarks.  You’ll find these at the end of our presentation.

Second, I’d ask you to refrain from multi-part questions.  This will allow us to take questions from more callers.

OK operator, let’s open it up for questions.

ATTACHMENT II

IBM 4Q 2004

Earnings Presentation

January 2005

1

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the Company’s filing with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations.

2

IBM FINANCIAL SUMMARY

Continuing Operations ($B except EPS)	4Q04	B/(W) Yr/Yr		FY04	B/(W) Yr/Yr		B/(W) Yr/Yr w/o Chg*

Revenue	27.7	7%		96.5	8%		8%
@CC		3%			4%		4%

GP%	39.2%	0.8	pts	37.3%	0.3	pts	0.3	pts

Expense	6.5	(6)%		24.0	(8)%		(7)%

E/R%	23.4%	0.1	pts	24.9%	(0.1	)pts	0.3	pts

Pre-Tax Income	4.4	13%		12.0	11%		14%

PTI%	15.8%	0.8	pts	12.5%	0.3	pts	0.6	pts

Tax Rate	30%	—		29.8%	0.2	pts	—

EPS	$1.81	16%		$4.94	14%		16%

* Without $0.3B pension settlement charge to SG&A in 3Q04

May not add due to rounding

3

IBM REVENUE

							% of
		B/(W) Yr/Yr			B/(W) Yr/Yr		FY
($B)	4Q04	Rptd	@CC	FY04	Rptd	@CC	Rev

Global Services	12.6	10%	6%	46.4	9%	4%	48%

Hardware	9.5	4%	1%	31.2	10%	7%	32%

Software	4.5	7%	3%	15.1	5%	1%	16%

Global Financing	0.7	(10)%	(13)%	2.6	(8)%	(12)%	3%

Enterprise Inv. / Other	0.4	1%	(2)%	1.2	9%	5%	1%

IBM	27.7	7%	3%	96.5	8%	4%	100%

May not add due to rounding

4

IBM GEOGRAPHIC REVENUE

							% of
		B/(W) Yr/Yr			B/(W) Yr/Yr		FY
($B)	4Q04	Rptd	@CC	FY04	Rptd	@CC	Rev

Americas	11.1	5%	4%	40.1	5%	4%	42%

Europe/ME/A	10.0	9%	1%	32.1	10%	1%	33%

Asia Pacific	5.8	6%	3%	21.5	11%	5%	22%

OEM	0.8	10%	10%	2.9	10%	9%	3%

IBM	27.7	7%	3%	96.5	8%	4%	100%

May not add due to rounding

5

IBM REVENUE - KEY INDUSTRY SALES UNITS

As Reported ($B)	4Q04	B/(W) Yr/Yr*	FY04	B/(W) Yr/Yr*	% of FY Rev

Financial Svcs	7.1	7%	24.5	10%	25%

Public	4.3	8%	14.8	6%	15%

Industrial	3.5	1%	12.6	6%	13%

Distribution	2.5	8%	8.8	8%	9%

Communications	2.5	10%	8.9	10%	9%

Small / Medium	6.2	7%	21.2	8%	22%

All Sectors	27.0	7%	93.9	9%

* Reclassified to conform with 2004 presentation

6

IBM GROSS PROFIT MARGIN

	4Q04	B/(W) Yr/Yr		FY04	B/(W) Yr/Yr		% of FY Rev

Global Services	25.1%	0.3	pts	24.9%	(0.3	)pts	48%

Hardware	33.0%	2.0	pts	29.6%	1.8	pts	32%

Software	89.0%	0.2	pts	87.3%	0.8	pts	16%

Global Financing	59.7%	7.5	pts	60.0%	4.2	pts	3%

Enterprise Inv./Other	32.8%	(8.9	)pts	40.3%	(3.1	)pts	1%

IBM	39.2%	0.8	pts	37.3%	0.3	pts	100%

May not add due to rounding

7

IBM EXPENSE SUMMARY

($B)	4Q04	B/(W) Yr/Yr		FY04	B/(W) Yr/Yr		B/(W) Yr/Yr w/o Charge*

SG&A	5.3	(9)%		19.4	(9)%		(7)%

RD&E	1.5	(8)%		5.7	(12)%		(12)%

IP and Custom Dev. Income	(0.3)	6%		(1.2)	—		—

Other Income and Expense	—		nm	—		nm		nm

Interest Expense	—	(26)%		0.1	5%		5%

Total Expense and Other Income	6.5	(6)%		24.0	(8)%		(7)%

E/R%	23.4%	0.1	pts	24.9%	(0.1	)pts	0.3	pts

* Without $0.3B pension settlement charge to SG&A in 3Q04

nm = not meaningful

May not add due to rounding

8

IBM CASH FLOW ANALYSIS - FY

($B)	FY03	FY04

Net cash from Operations (Cont. Ops.)	14.6	15.4
Less: GF Accounts Receivable	1.9	2.5
Net cash from Operations (Cont. Ops.), excl GF rec.	12.7	12.9

Investing Activities
Capital Expenditures, Net	(3.9)	(3.7)

GF A/R	1.9	2.5
GF Debt	(2.6)	(1.7)
Net GF Debt to A/R	(0.7)	0.7

Acquisitions	(1.8)	(1.7)
Divestitures	0.1	0.0

Return to shareholders
Share Repurchase	(4.3)	(7.1)
Dividends	(1.1)	(1.2)

Change in Non-GF Debt	(0.9)	0.7
Other	1.8	2.4
Discontinued Operations	(0.2)	(0.1)

Change in cash & marketable securities	1.7	2.9

May not add due to rounding

9

IBM BALANCE SHEET

($B)	Dec 2002	Dec 2003	Dec 2004

Cash & Marketable Securities	6.0	7.6	10.6
Non- GF Assets*	56.4	61.8	64.9
Global Fin. Assets*	34.1	35.0	33.7
Total Assets	96.5	104.5	109.2

Other Liabilities	47.7	53.0	56.5
Non- GF Debt	2.2	0.4	0.6
Global Fin. Debt	23.8	23.3	22.3
Total Debt	26.0	23.6	22.9
Total Liabilities	73.7	76.6	79.4

Equity	22.8	27.9	29.7

Non- GF Debt/Cap	10%	1%	2%
Global Fin. Leverage	6.9	6.9	6.9

* Excluding Cash & Marketable Securities

May not add due to rounding

10

GLOBAL SERVICES

Revenue  $12.6B,  +10%; 6% @CC

($B)	4Q04	Yr/Yr

Revenue	12.6	10%
Margin	25.1%	0.3	pts

Revenue

Strategic Outsourcing		12%
Business Consulting Services		12%
Integrated Tech Services		6%
Maintenance		3%

4Q04 Signings
@ spot rates	$14.7B
@CC	$12.7B
Estimated Backlog	$111B

11

HARDWARE

Revenue  $9.5B,  +4%; 1% @CC; GP% +2 pts

	4Q Rev		GP%	Share	FY Rev	GP%	Share

Systems & Technology	$5.9B	5%	+	=	9%	+	=

zSeries		(4)%	+	=	15%	+	+

pSeries		15%	+	+	7%	-	+

iSeries		(9)%	-	-	(17)%	-	-

xSeries Servers		25%	+	+	24%	+	+

Storage		(11)%	-	-	2%	+	=

Technology OEM		10%	+		6%	+

Personal Systems	$3.5B	2%	+	-	12%	+	=

12

SOFTWARE

Revenue  $4.5B,  +7%; 3% @CC

Brand	Yr/Yr

WebSphere Family	18%

Data Management	8%

Lotus	5%

Tivoli	25%

Rational	8%

Other Middleware	(2)%

	4Q04	Yr/Yr

GP Margin	89.0%	+0.2	pts

•        Gained share in several key product segments

•        Candle performance exceeded expectations

•        Completed Systemcorp and Venetica acquisitions

13

14

CURRENCY: YEAR-TO-YEAR COMPARISON

QUARTERLY AVERAGES PER US$

							1/17	@ 1/17 Spot
	3Q04			4Q04			Spot	1Q05		2Q05

Euro	0.82			0.77			0.76

Yr/Yr		8%			8%			5%		8%

Pound	0.55			0.54			0.54

Yr/Yr		11%			8%			2%		3%

Yen	110			106			102

Yr/Yr		6%			3%			5%		7%

IBM Revenue Impact		4	pts		4	pts		3	pts	4-5	pts

S1

IBM CASH FLOW ANALYSIS - QUARTER

($B)	4Q03	4Q04

Net cash from Operations (Cont. Ops.)	4.8	4.1
Less: GF Accounts Receivable	(2.3)	(2.3)
Net cash from Operations (Cont. Ops.), excl GF rec.	7.0	6.4

Investing Activities
Capital Expenditures, Net	(1.1)	(1.0)

GF A/R	(2.3)	(2.3)
GF Debt	(0.3)	(0.4)
Net GF Debt to A/R	(2.6)	(2.7)

Acquisitions	(0.1)	(0.8)
Divestitures	0.1	0.0

Return to shareholders
Share Repurchase	(3.0)	(2.8)
Dividends	(0.3)	(0.3)

Change in Non-GF Debt	0.7	1.0
Other	0.7	1.1
Discontinued Operations	0.0	0.0

Change in cash & marketable securities	1.5	0.9

May not add due to rounding

S2

IBM CASH FLOW (FAS 95) - FY

($B)	FY03*	FY04

Net Income from Continuing Ops.	7.6	8.4
Depreciation / Amortization	4.9	4.9
Working Capital / Other	0.1	(0.4)
GF A/R	1.9	2.5

Net cash provided by operating activities	14.6	15.4

Capital Expenditures, Net	(3.9)	(3.7)
Divestitures	0.1	0.0
Acquisitions	(1.8)	(1.7)
Other Investing	0.6	0.1
Net cash used in investing activities	(5.1)	(5.3)

GF Debt	(2.6)	(1.7)
Non- GF Debt	(0.9)	0.7
Dividends	(1.1)	(1.2)
Share Repurchase	(4.3)	(7.1)
Other	1.1	1.7
Net cash used in financing activities	(7.8)	(7.6)

Effect of exchange rate changes on cash	0.4	0.4
Discontinued Operations	(0.2)	(0.1)

Net change in cash & cash equivalents (Cont. Ops.)	1.9	2.8

* Reclassified to conform with 2004 presentation

   May not add due to rounding

S3

IBM CASH FLOW (FAS 95) - QUARTER

($B)	4Q03*	4Q04

Net Income from Continuing Ops.	2.7	3.1
Depreciation / Amortization	1.3	1.3
Working Capital / Other	3.0	2.1
GF A/R	(2.3)	(2.3)

Net cash provided by operating activities	4.8	4.1

Capital Expenditures, Net	(1.1)	(1.0)
Divestitures	0.1	0.0
Acquisitions	(0.1)	(0.8)
Other Investing	0.4	0.1
Net cash used in investing activities	(0.6)	(1.6)

GF Debt	(0.3)	(0.4)
Non- GF Debt	0.7	1.0
Dividends	(0.3)	(0.3)
Share Repurchase	(3.0)	(2.8)
Other	0.4	0.6
Net cash used in financing activities	(2.5)	(1.9)

Effect of exchange rate changes on cash	0.2	0.4
Discontinued Operations	0.0	0.0

Net change in cash & cash equivalents (Cont. Ops.)	1.8	0.9

* Reclassified to conform with 2004 presentation

   May not add due to rounding

S4

NON-GAAP FINANCIAL MEASURES

•                  In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses the following non-GAAP information which management believes provides useful information to investors:

•                  Management has presented certain financial results and earnings expectations excluding a one-time charge for the partial settlement of certain legal claims related to IBM’s pension plans. Given the unique and non-recurring nature of this charge, management believes that presenting such financial items without the charge is more representative of the company’s operational performance.

•                  Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s businesses.  Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

S5

•                  Management includes a presentation of cash flows that excludes the effect of Global Financing Receivables and subtracts net capital investments from Net Cash from Operations.  For a financing business, increasing receivables is the basis for growth.  Receivables are viewed as an investment and an income-producing asset.  Capital investments are necessary to grow and sustain the business.  Therefore, management presents financing receivables as an investing activity and Net Capital Investments as a reduction of Net Cash from Operations.  Management’s view is that this presentation gives the investor the best perspective of cash available for investment or for distribution to shareholders.  Reconciliation to Net Cash from Operations is provided herein.

•                  Management uses return on invested capital (ROIC) as a measure of how effectively we allocate our capital and our profitability.  Management presents ROIC excluding the impact of Global Financing and the one-time pension charge, as it provides a better measure of our mainline businesses and is a more appropriate point for comparison with our industry.  Management believes that the leveraged nature of Global Financing makes Company-wide ROIC a less useful metric. See Form 8-K for reconciliations.

S6

•                  Management refers to earnings expectations excluding the year-to-year effects of pension charges.  Management believes that such view provides additional insight into year over year performance and clarifies the basis for earnings expectations.

S7

RECONCILIATION TO NET CASH FROM OPERATIONS
EXCLUDING GF RECEIVABLES, EXCLUDING PENSION
FUNDING AND INCLUDING NET CAPITAL INVESTMENTS

($B)	FY03	FY04	Yr/Yr

Net cash from Operations (Cont. Ops.), excl GF rec, incl Net Capital Investments	8.7	9.2	0.4

Less: Pension Funding	(0.6)	(1.8)	(1.2)

Net cash from Operations (Cont. Ops.), excl GF rec, excl Pension Funding, incl Net Capital Investments	9.3	11.0	1.7

Less: Net Capital Investments	(3.9)	(3.7)	0.2

Net cash from Operations (Cont. Ops.), excl GF rec, excl Pension Funding	13.3	14.8	1.5

Plus: Pension Funding	(0.6)	(1.8)	(1.2)

Net cash from Operations (Cont. Ops.), excl GF rec	12.7	12.9	0.3

Plus: GF Accounts Receivable	1.9	2.5	0.6

Net cash from Operations (Cont. Ops.)	14.6	15.4	0.8

May not add due to rounding

S8

RECONCILIATION OF 2005 ESTIMATED EPS
WITHOUT PENSION IMPACT
TO 2005 ESTIMATED EPS

	Actual 2004	Estimated 2005	Yr/Yr%

EPS as Reported	$4.94

One-time Settlement Charge of $320M	0.11

Average Analyst Estimates *		$5.55

Impact of 4Q 2004 Over-achievement		0.05

2005 Yr/Yr Pension Impact		0.39

EPS without Yr/Yr Pension Impact	$5.05	$5.99	18.6%

* Based on First Call Estimates as of 1/18/05

S9

Attachment III

RECONCILIATION OF NON-GLOBAL FINANCING RETURN ON INVESTED
CAPITAL EXCLUDING THE ONE-TIME PENSION CHARGE

The reconciliation to the most comparable U.S. GAAP measurements for the numerator and denominator is as follows:

(dollars in millions)		Q4 2004*	Q3 2004*	Q2 2004*	Q1 2004*

Numerator:
Income from continuing operations		$8,448	$8,109	$8,094	$7,829
Less: Global Financing net income		(937)	(895)	(850)	(831)
Non-Global Financing income from continuing operations		$7,511	$7,214	$7,244	$6,998
Add: Interest Expense, after tax**		97	92	92	98
Add: One-time pension charge, after tax ***		195	195	—	—
Non-Global Financing income from continuing operations, excluding interest expense and one-time pension charge	(a)	$7,803	$7,501	$7,336	$7,096

Denominator:
Total IBM Invested Capital:
Long-term debt		$14,828	$13,524	$14,421	$16,098

Stockholders’ equity		29,747	29,702	28,830	28,185
Add: One-time pension charge, net of tax*** (Retained Earnings)		195	195	—	—
Adjusted Stockholders’ Equity		29,942	29,897	28,830	28,185

IBM Invested Capital, adjusted for one-time pension charge		44,770	$43,421	$43,251	$44,283

Total Global Financing Invested Capital:
Long-term debt ****		$14,435	$13,363	$14,011	$15,620
Stockholders’ equity		3,255	3,201	3,109	3,442
Global Financing Invested Capital		$17,690	$16,564	$17,120	$19,062

Non-Global Financing Invested Capital, adjusted for one-time pension charge	(b)	$27,080	$26,857	$26,131	$25,221

Non-Global Financing Return on Invested Capital excluding the one-time Pension Charge	(a)/(b)	29%	28%	28%	28%

*	Based on 4 Quarter Rolling Average
**	Calculated using IBM’s consolidated effective tax rate for each respective year.
***	Calculated using IBM’s U.S marginal tax rate.
****	Allocated based on ratio of Global Financing debt to total debt.

COMPUTATION OF 4TH QUARTER 2004 AVERAGE GLOBAL FINANCING
RETURN ON EQUITY

The following are details on the computation of IBM’S Global Financing Return on Equity. The Global Financing segment is in the business of providing financing to IBM’s clients and its business partners, is managed on an arms-length basis and is measured as if it were a standalone entity. A financing business is managed on a leveraged basis and therefore, we measure the profitability of a financing entity based on its after-tax earnings in relation to the equity employed in the business.

	(dollars in millions)

Numerator:

4Q 2004 Global Financing after tax income *		$243

Annualized Global Financing after-tax income	(a)	$972

Denominator:

4th Quarter Average Global Financing Equity **	(b)	$3,228

Global Financing Return on Equity	(a)/(b)	30%

*            Calculated based upon an estimated tax rate principally based on Global Financing’s geographic mix of earnings as IBM’s provision for income taxes is determined on a consolidated basis.

**          Average of beginning and ending quarter (“two-point”) equity for the Global Financing Segment.